                     AMENDMENT #4 TO PARTICIPATION AGREEMENT
                           DATED AS OF MARCH 21, 2000
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                      AMONG

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY,

                    INVESCO VARIABLE INVESTMENT FUNDS, INC.,

                           INVESCO FUNDS GROUP, INC.,

                                       AND

                           INVESCO DISTRIBUTORS, INC.

WHEREAS, Allmerica Financial Life Insurance and Annuity Company, INVESCO Variable Investment Funds, Inc. and INVESCO Distributors, Inc. entered into a Fund Participation Agreement on March 21, 2000; and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;

NOW THEREFORE, the parties to hereby agree that Schedule A to the Participation Agreement is amended to read in its entirety as follows:

                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of First Allmerica Financial Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

Contracts Funded by Separate Account           Name of Separate Account
------------------------------------           ------------------------
Allmerica ExecAnuity Plus 91                   Separate Account VA-K

Allmerica ExecAnuity Plus 91                   Separate Account VA-K

Allmerica Advantage                            Separate Account VA-K

Allmerica Ultimate Advantage                   Separate Account VA-K

Allmerica Immediate Advantage ("IVA")          Separate Account VA-K

Allmerica Accumulator                          Separate Account VA-K

DirectedAdvisorySolutions ("Fund Quest")       Separate Account VA-K

Allmerica Value Generation ("Annuity Scout")   Separate Account VA-K



Select Reward                                  Select Separate Account

Select Resource                                Select Separate Account

Select Charter                                 Select Separate Account

Select Secondary Markets                       Select Separate Account

VEL 93                                         VEL II Account

Variable Inheiritage                           Inheiritage Account

Select Inheiritage                             Inheiritage Account

VEL III                                        Separate Account SPVL

Select III                                     Separate Account SPVL

Select Life II                                 Allmerica Select Separate Account II

Kemper Gateway Elite                           Separate Account KG

Kemper Gateway Advisor ("C-Shares")            Separate Account KG

Kemper Gateway Plus ("Bonus")                  Separate Account KG

Kemper Gateway Advisor 2 ("no-load")           Separate Account KG

Kemper Gateway Custom                          Separate Account KGC

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2001.


                             FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                             By:
                                  ---------------------------------------
                                  Richard M. Reilly, Vice President



                             INVESCO VARIABLE INVESTMENT FUNDS, INC.

                             By:
                                  ---------------------------------------
                                  Ronald L. Grooms, Treasurer


                             INVESCO FUNDS GROUP, INC.

                             By:
                                  ---------------------------------------
                                  Ronald L. Grooms, Senior Vice President


                             INVESCO DISTRIBUTORS, INC.

                             By:
                                  ---------------------------------------
                                  Ronald L. Grooms, Senior Vice President